Exhibit (h)(1)

DISTRIBUTION AGREEMENT

AGREEMENT made as of         , 2018 by and between BlackRock Multi-Sector Opportunities Trust II, a Delaware statutory trust (the “Trust”) and BlackRock Investments, LLC, a Delaware limited liability company (the “Distributor”).

WITNESSETH:

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a closed-end, management investment company, and it is affirmatively in the interest of the Trust to offer its shares of beneficial interest, par value $0.001 per share (“Shares”), for sale as described in the Prospectus (as defined below); and

WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries including, without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund share markets (“financial intermediaries”); and

WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the offering of the Shares and provision of ongoing investor services to investors in the Shares.

NOW THEREFORE, the parties agree as follows:

Section 1.  Appointment of the Distributor; Offering.

(a)        Subject to the terms and conditions of this Agreement, the Trust hereby appoints the Distributor as its exclusive distributor in connection with the distribution of the Shares, and the Distributor hereby accepts such appointment.

(b)        The Distributor agrees to use its reasonable best efforts to sell Shares to investors, as agent for the Trust, upon the terms described in the Prospectus. As used herein, the term “Prospectus” shall mean the prospectus included as part of the Trust’s Registration Statement, as such prospectus may be amended or supplemented from time to time, and the term “Registration Statement” shall mean the Registration Statement on Form N-2 filed by the Trust with the Securities and Exchange Commission. The Distributor may solicit subscriptions for Shares during a subscription period that shall last for such period as may be agreed upon by the parties hereto. Upon the termination of the relevant subscription period the Shares will be issued against payment and the Trust will commence operations.

(c)        The Distributor acknowledges that Shares will be offered and sold only as set forth from time to time in the Prospectus including, without limitation, pricing of Shares, handling of investor funds, subscription dates, payment of sales commissions and servicing and other fees and investor eligibility standards, if any. To the extent investor eligibility standards shall apply with respect to the Trust, investors eligible to purchase Shares of the Trust shall be those persons so identified in the Prospectus provided by the Trust to the Distributor.

(d)        The Trust may suspend or terminate the offering of its Shares at any time as to specific classes of investors (if such separate classes are established), as to specific jurisdictions or otherwise. Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall suspend the solicitation of subscriptions for Shares in accordance with such terms until the Trust notifies the Distributor that such solicitation may be resumed.

(e)        It is acknowledged and agreed that the Distributor is not obligated to sell any specific number of Shares or to purchase any Shares for its own account.

(f)        The Trust, or any agent of the Trust designated in writing by the Trust, shall be advised of indications of interest and purchase orders for Shares received by the Distributor. Any order may be rejected by the Trust, provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares from eligible investors. The Distributor (directly or through its financial intermediaries) will confirm orders upon the completion of the offering and payment therefor. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

Section 2.  Agency. In offering Shares, the Distributor shall act solely as an agent of the Trust and not as principal.

Section 3.  Duties of the Trust.

(a)        The Trust shall take, from time to time, but subject always to any necessary approval of the board of trustees of the Trust (the “Board”) or of its shareholders, all necessary action to fix the number of authorized Shares and such steps as may be necessary to register the same under the Securities Act of 1933 (the “Securities Act”), to the end that there will be available for sale such number of Shares as the Distributor reasonably may be expected to sell.

(b)        For purposes of the offering of Shares, the Trust will furnish to the Distributor copies of its most recent amendment to its Registration Statement, its most recent Prospectus and all amendments and supplements thereto, and the subscription agreement, if any, and other documentation the Distributor may reasonably request for use in the offering of Shares. The Distributor is authorized to furnish to prospective investors only such information concerning the Trust and the offering as may be contained in the Registration Statement, the Prospectus, the Trust’s formation documents, or any other documents (including sales material) approved in writing by the Trust expressly for use with prospective investors.

(c)        The Trust shall furnish to the Distributor copies of all financial statements of the Trust which the Distributor may reasonably request for use in connection with its duties hereunder, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Trust by independent public accountants.

(d)        The Trust shall use its best efforts to qualify and maintain during the solicitation period, to the extent required by applicable law, the qualification of Shares for sale under the securities laws of such jurisdictions as the Distributor and the Trust may approve. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Trust. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification.

(e)        The Trust will furnish, in reasonable quantities upon request by the Distributor, copies of its annual and interim reports.

(f)        The Trust will furnish the Distributor with such other documents as it may reasonably require, from time to time, for the purpose of enabling it to perform its duties as contemplated by this Agreement.

Section 4.  Duties of the Distributor.

(a)        The Distributor shall devote reasonable time and effort to its duties hereunder. The services of the Distributor to the Trust hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations with respect to the Trust hereunder is not impaired thereby.

(b)        In performing its duties hereunder, the Distributor shall use its best efforts in all respects to duly conform with the requirements of all applicable laws relating to the sale of securities. Neither the Distributor nor any financial intermediary having an agreement to offer and sell Shares pursuant to Section 7 hereof nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in its Registration Statement, Prospectus and Statement of Additional Information, if any, and any sales literature specifically approved by the Trust for use with prospective investors.

(c)        The Distributor shall adopt and follow procedures, as approved by the officers of the Trust, for the confirmation of sales to investors and selected dealers (as defined below), the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the Financial Industry Regulatory Authority (“FINRA”) applicable to sales of Shares, as such requirements may from time to time exist.

(d)        The Distributor agrees to appoint financial intermediaries to provide distribution services with respect to the Shares and personal investor services and account maintenance services (“Investor Services”) to shareholders of the Trust that are customers of such financial intermediaries and to assist the financial intermediaries in the provision of such services and for the Distributor to provide such services to shareholders that are its customers. Such services shall include, but not be limited to:

1.

handling inquiries from such shareholders regarding the Trust, including but not limited to questions concerning their investments in the Trust, account balances, tender/repurchase offers and reports and tax information provided by the Trust;

2.	assisting in the enhancement of communications between such shareholders and the Trust;

3.	assisting in the preparation of reports and transaction statements to such shareholders;

4.	providing sub-accounting services for Shares held beneficially by such shareholders;

5.	forwarding reports of the Trust and other information to such shareholders, including, if necessary, tender offer documents;

6.	assisting in receiving and forwarding repurchase requests from such shareholders during any tender offer conducted by the Trust;

7.	receiving and transmitting proxies; and

8.	providing such other information and Investor Services as may be reasonably requested by the Trust.

(e)        The Distributor represents and warrants to the Trust that it has all necessary licenses to perform the services contemplated hereunder and will perform such services in compliance with all applicable rules and regulations and it shall obtain adequate assurances from the financial intermediaries with respect to their licensing and performance of services contemplated by this Agreement, including without limitation applicable anti-money laundering laws and regulations of the United States and any jurisdiction in which investors are solicited.

Section 5.  Representations and Warranties of the Trust.

(a)        The Trust has been duly formed under the laws of the State of Delaware and has the power and authority to effect the offering of the Shares, and conduct its business, each as described in the Registration Statement. All necessary filings, consents and other actions necessary to qualify the offering of the Shares with the Commission under the Securities Act, and blue sky offices in each applicable U.S. state and to conduct the business of the Trust as described in the Registration Statement have been, or will timely be, made or taken.

(b)        The Shares to be or which may be issued by the Trust pursuant to the Registration Statement have been duly authorized for issuance and sale and are registered under the Securities Act pursuant to the Registration Statement, and the Registration Statement shall be effective at the time such Shares are issued and delivered by the Trust and such Shares conform in all material respects to all statements relating thereto contained in the Registration Statement.

(c)        In connection with the offer and sale of the Shares pursuant to the Registration Statement, the Trust agrees to comply in all material respects with any applicable requirements of the Securities Act, state securities laws, and the rules and regulations thereunder.

(d)        The Trust will apply the proceeds from the sale of Shares for the purposes set forth in the Registration Statement under “Use of Proceeds”.

(e)        The Prospectus and the marketing materials identified in Exhibit A hereto (all such materials, together with the Registration Statement, being referred to herein as the “Approved Offering Material”) will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from any Approved Offering Material (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Trust by the Distributor, [                    ] (the “Placement Agent”) or any other placement agent, dealer or financial intermediary (each, including the Placement Agent, a “Dealer”) expressly for use therein. For purposes of this Agreement, the only information so furnished shall be any information regarding the specific suitability or eligibility requirements imposed by any Dealer on its customers in connection with any purchase of Shares (“Eligibility Standard”), if any, and any written information furnished to the Trust by the Distributor or any Dealer to be included in any Tender Offer Materials (defined below) (collectively, the “Dealer Information”). Neither the Trust nor the Distributor shall be required to: (i) determine or ensure that the customers of any Dealer satisfy and comply with such Dealer’s Eligibility Standard, if any, prior to purchasing any Shares, (ii) provide or furnish any information, materials, documents or statements regarding any Dealer’s Eligibility Standard, if any, to customers of such Dealer, (iii) ensure the accuracy of any such information, materials, documents or statements, (iv) include any such information, materials, documents or statements in any Approved Offering Material (or any amendment or supplement thereto), (v) obtain any necessary approvals from FINRA or any other regulatory agency or authority with respect to any such information, materials, documents or statements or anything else relating to the Eligibility Standard, if any, (vi) provide any assistance to ensure the accuracy of any information, materials, documents or statements regarding whether a customer of a Dealer that is a shareholder of the Trust satisfies the Eligibility Standard, or (vii) provide any assistance to a Dealer with respect to its Eligibility Standard, if any; provided, however, that the Trust in its discretion may choose to allow a Dealer to include a statement regarding that Dealer’s Eligibility Standard, if any, in any Approved Offering Material as Dealer Information.

(f)        The Trust agrees to instruct the Distributor to advise the Placement Agent as promptly as practicable of the occurrence of any event or other change which, in the reasonable opinion of counsel to the Trust, results in the Approved Offering Material containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The representations and warranties made in this Section 5(f) shall not apply to statements in or omissions from the Approved Offering Material made in reliance upon and in conformity with Dealer Information.

(g)        The Trust recognizes and confirms that the Placement Agent (i) will be using and relying primarily on the information in the Approved Offering Material in performing the services contemplated hereunder without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of such information or of the Approved Offering Material and (iii) will not make any appraisal of any assets of the Trust; except that the information referenced in clauses (i) and (ii) above shall not include any Dealer Information.

(h)        The Trust carries or is entitled to the benefits of insurance, with reputable insurers of recognized financial responsibility, in such amounts and covering such risks as are prudent and customary by companies of established repute engaged in the same or similar business and having a minimum coverage of at least $10 million, and all such insurance insuring the Trust or its business, assets, employees, officers and trustees, including the Trust’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act, are in full force and effect. The Trust is in compliance with the terms of such policy and fidelity bond in all material respects and there are no claims by the Trust under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause. The Trust has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to continue to conduct its business and at a cost that would not result in a material adverse effect on the Trust’s ability to conduct its business as described in the Registration Statement. The Trust has not been denied any insurance coverage which it has sought or for which it has applied.

(i)        The Trust and the Distributor recognize and intend that the Placement Agent is a third-party beneficiary of the foregoing representations and warranties recited in this Section 5.

Section 6.  Covenants of the Trust.

(a)        If, at any time during the offering of the Shares, an event occurs which in the reasonable opinion of counsel to the Trust materially affects the Trust and which should be set forth in an amendment or supplement to the Registration Statement or Prospectus in order to make the statements therein not misleading in light of the circumstances under which they are made, the Trust will notify the Distributor and the Dealers as promptly as practicable of the occurrence of such event and promptly prepare and furnish to the Distributor and the Dealers copies of an amendment or supplement to the Registration Statement or Prospectus, in such reasonable quantities as such Distributor or Dealer may reasonably request in order that the Registration Statement or Prospectus will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made; provided that, if the supplement or amendment is required exclusively as a result of a misstatement in or omission from the Dealer Information provided by the Distributor or a Dealer expressly for use in the Prospectus or the Registration Statement, the Trust shall deliver such supplement or amendment to the Distributor and the Dealers at a reasonable charge to the party that provided the Dealer Information at issue not to exceed the actual cost thereof to the Trust.

(b)        No document filed by, or behalf of, the Trust with the Commission in connection with a tender offer by the Trust (“Tender Offer Materials”) will, at the time of such filing, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. The representations and warranties made in this Section 6(b) shall not apply to statements in or omissions from the Tender Offer Materials made in reliance upon and in conformity with Dealer Information. Any documents provided by, or on behalf of, the Trust to the Placement Agent or its designated agent for distribution to customers of the Placement Agent that are shareholders of the Trust (each, a “Placement Agent Customer”) in connection with a tender offer by the Trust will conform, in all material respects, to the Tender Offer Materials.

(c)        The Trust’s offer and sale of Shares pursuant to this Agreement will not violate any applicable law, rule, regulation or agreement to which it is a party.

(d)        In connection with the conduct of its business as described in the Registration Statement, the Trust shall comply, in all material respects, with applicable securities laws and other applicable legal and regulatory requirements and written publicly available legal interpretations thereof of regulatory agencies with jurisdiction over it.

(d)        The Trust and the Distributor recognize and intend that the Placement Agent is a third-party beneficiary of the foregoing covenants recited in this Section 6.

Section 7.  Agreements with Financial Intermediaries.

(a)        The Distributor shall have the right to enter into agreements with financial intermediaries of its choice for the sale of Shares and the provision of Investor Services; provided that the Distributor shall periodically inform the Trust’s Board of the nature and substance of such agreements and that the Trust shall approve the forms of agreements with such financial intermediaries. Shares sold to financial intermediaries shall be for resale by such financial intermediaries only.

(b)        Within the United States, the Distributor shall offer and sell Shares only to such financial intermediaries who are acting as brokers or dealers who are members in good standing of FINRA and who agree to abide by the Conduct Rules of FINRA

(c)        The Distributor shall obtain adequate assurance from any financial intermediary which it engages of the compliance by such financial intermediary with applicable federal and state securities laws and the Conduct Rules of FINRA.

Section 8.  Fees.

(a)        The Distributor and the financial intermediaries shall be entitled to charge sales compensation to investors on the purchase price of Shares of the Trust and receive other sales and service compensation from investors in the Trust or from other sources, including without limitation the Trust and affiliates of the Distributor, if, and only to the extent, specified in the Trust’s Prospectus; provided that the Distributor shall have the authority to adjust or waive such sales compensation and services fees, if any, in particular cases, at its sole discretion, in consultation with the Trust and as generally described in the Prospectus. The Distributor may pay or allow such portion of any sales compensation and service fees to financial intermediaries that sold the Shares as may be agreed to from time to time by the Trust and the Distributor and disclosed in the Trust’s Prospectus.

(b)        The Distributor may pay amounts pursuant to this Section 8 to any affiliated person of the Distributor that sells Shares or provides Investor Services.

Section 9.  Payment of Expenses.

(a)        The Trust shall bear all of its own costs and expenses, including fees and disbursements of its counsel and auditors, in connection with the preparation of its Prospectus, Statement of Additional Information, if any, the preparation and filing of any required registration statements under the Securities Act and/or the Investment Company Act, and all amendments and supplements thereto, and in connection with any fees and expenses incurred with respect to any filings with the FINRA and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration Statement, Prospectus, Statement of Additional Information or annual or interim reports or proxy materials).

(b)        The Trust shall bear any cost and expenses of qualification of Shares for sale pursuant to this Agreement.

(c)        The Distributor shall bear (i) any expenses of advertising incurred by the Distributor in connection with such distribution of the Shares and (ii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

Section 10.  Indemnification.

(a)        The Trust severally shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the Registration Statement, Prospectus or Statement of Additional Information, if any, of the Trust, as from time to time amended and supplemented, or an annual or interim report to shareholders of the Trust, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, Dealer Information; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to the Trust or its shareholders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim or claims that have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor, or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor, or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of Shares.

(b)        The Trust shall not indemnify any person pursuant to this Section 10 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement (“disabling conduct”) or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the trustees of the Trust who are neither interested persons nor parties to the proceeding, or by independent legal counsel in a written opinion.

(c)        The Distributor shall indemnify and hold harmless the Trust and each of its trustees and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section 10, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the Registration Statement, Prospectus, Statement of Additional Information, if any, or other offering materials, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 10.

(d)        To the extent the Trust is required to indemnify and hold harmless the Distributor under this Section 10 as a result of any indemnification claims made against the Distributor by the Placement Agent pursuant to any placement agreement between the Distributor and the Placement Agent, then the Placement Agent shall be a third-party beneficiary to such indemnification obligation owed by the Trust to the Distributor under this Section 10.

Section 11.  Duration and Termination of this Agreement.

(a)        This Agreement shall become effective as of the date first above written and shall continue in effect until the Termination Date (as such term is defined in the Prospectus).

(b)        This Agreement may be terminated at any time, without the payment of any penalty by the trustees or by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor, on sixty days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment. The provisions of Section 10, 13 and 14 of this Agreement shall survive its termination.

(c)        The terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person,” when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

Section 12.  Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved (i) by the trustees or by the vote of a majority of the outstanding voting securities of the Trust and (ii) by the vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

Section 13.  Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

Section 14.  Proprietary and Confidential Information. The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, records and information shall not be subject to the foregoing obligations set forth in this Section 14 if they are required to be disclosed by the Distributor pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided by the Distributor will provide the Trust written notice of such requirement, to the extent such notice is permitted). The provisions of this Section 14 shall survive termination of this Agreement.

Without limiting the foregoing, the Trust and each of its employees, agents, officers and directors shall keep and retain in the strictest confidence, and not use for the benefit of itself, themselves or others, information pertaining to the identity of, and other non-public personal information with respect to, Placement Agent Customers which have subscribed for Shares.

Without limiting the generality of the preceding undertaking, the Trust and each of its employees, agents, officers and directors shall not knowingly solicit any person it knows to be a Placement Agent Customer to invest in any interest in any investment vehicle or entity sponsored or offered by the Distributor or BlackRock Advisors, LLC (the “Advisor”) other than the Trust (“BlackRock Products”), where the sole and only source of the relationship with such Placement Agent Customer originated from an introduction by Placement Agent or its affiliates in connection with the offering contemplated by this Agreement. This provision shall not apply (i) if the Placement Agent Customer approaches the Trust and each of its affiliates, employees, agents, officers and directors or (ii) if the Placement Agent Customer terminates its relationship with Placement Agent and such Placement Agent Customer is reintroduced to such BlackRock Products through the Placement Agent Customer’s account with a different broker-dealer. Participation by the Trust and any of its employees, agents, officers and directors in a meeting with a Placement Agent Customer at the request of an employee of the Placement Agent or an affiliate shall not be deemed a violation of the foregoing undertaking.

Notwithstanding anything to the contrary in this Section 14, the Trust may disclose the name of any current or former Placement Agent Customer to any regulator having jurisdiction over the Trust, at all times solely to the extent reasonably necessary to respond to a request for information from (or filing requirement imposed by) such regulator; provided, however, the Trust will make best reasonable effort to provide as much prior notice as practicable to the Placement Agent before such disclosure.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. This Agreement may be executed by the parties hereto in any number of counterparts, all of which shall constitute one and the same instrument.

BLACKROCK MULTI-SECTOR OPPORTUNITIES TRUST II

By:
Name: Neal J. Andrews
Title: Chief Financial Officer

BLACKROCK INVESTMENTS, LLC

By:
Name: Jonathan Diorio
Title: Managing Director